UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2011

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On September 14, 2011, Boston Properties, Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) a prospectus supplement dated September 14, 2011 (the “Prospectus Supplement”) to its prospectus dated August 9, 2011, which was included in its automatic shelf registration statement on Form S-3 (No. 333-176157) (the “Registration Statement”). The Prospectus Supplement relates to the resale by a selling stockholder of up to 26,821 shares of the Company’s common stock that may be issued from time to time if, and to the extent that, such selling stockholder, which holds an equal number of common units of limited partnership interest (the “OP Units”) in Boston Properties Limited Partnership, the Company’s operating partnership, presents such OP Units for redemption, and the Company exercises its right to issue shares of its common stock instead of paying a cash amount.

The Company is filing the opinion of its counsel, Goodwin Procter LLP, as Exhibit 5.1 hereto, regarding the legality of the shares of common stock covered by the Prospectus Supplement. Exhibit 5.1 is incorporated herein by reference and into the Registration Statement and the Prospectus Supplement.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

5.1	Opinion of Goodwin Procter LLP regarding the legality of the shares offered

23.1	Consent of Goodwin Procter LLP (included in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: September 14, 2011	By:	/s/ Michael E. LaBelle

Name:	Michael E. LaBelle
Title:	Senior Vice President, Chief Financial Officer & Treasurer